Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Kellen Ferris
ir@hyliion.com
(737) 292-8649

HYLIION HOLDINGS REPORTS FIRST-QUARTER 2023 FINANCIAL RESULTS

AUSTIN, Texas – May 9, 2023 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today reported its first-quarter 2023 financial results.

Key Business Highlights

•Hypertruck ERX powertrain production timeline pulled forward and will begin in the third quarter
•Making strategic shifts to maintain strong balance sheet position
•Restructuring Founders Program agreements and scaling back ramp-up of production
•Hypertruck ERX system to qualify for 100% of ZEV credits under CARB's Advanced Clean Fleet ruling
•Unveiled the KARNO generator in a 200 kW format at ACT Expo
•Plan to establish KARNO stationary power generation demonstrations in 2024
•Hydrogen fuel cell demonstration truck on track, in partnership with Hyzon
•Received ISO 14001 and 9001 Certification
•Ended the quarter with $385 million of total capital
•Investor Day scheduled at Austin, TX headquarters on June 27th, 2023

Executive Commentary

“I am pleased to report that we are pulling ahead our plans to begin production of our Hypertruck ERX powertrain system to the third quarter which will be followed by sales to customers later this year. While we are pleased with this progress, we also recognize the importance in today’s market of conserving cash and focusing our capital resources on the most critical activities. We are therefore making strategic changes that include reducing spending, slowing the ramp-up of truck production, and restructuring agreements with initial Founders program customers,” said Hyliion’s Founder and CEO, Thomas Healy. “We will continue to scale and grow the company, encouraged by the opportunities for our range-extender powertrain and KARNO generator technology in the market, and will do so in a manner that maximizes shareholder value.”

Hypertruck ERX System Development

Hyliion remains on schedule with Hypertruck ERX system development and commercialization work, including kick-off of extended fleet trials later in the second quarter. Assembly of the first production trucks with the Hypertruck ERX powertrain is now expected to begin in the third

Exhibit 99.1
quarter of this year, versus late 2023 previously. Hyliion has also received ISO 9001 and 14001 certification which demonstrates our ability to deliver operational excellence.

Hyliion is also announcing strategic improvements that will help preserve cash capital as the Hypertruck ERX powertrain system is commercialized and as work continues on the KARNO generator technology. The company is reducing expenses, capital spending and changing the ramp-up of powertrain system production to reduce cash spending on working capital. Agreements with initial Founders Program customers, who will be receiving the first trucks with the Hypertruck ERX powertrain system, are being modified to simplify terms and pass through recent inflation-driven cost increases. The company expects changes to the mix of Founders Program customers and Hyliion will place initial units with more fleets so that a greater number of customers have the opportunity to experience the powertrain. Hyliion expects to deliver the first 30 trucks by year-end 2023.

KARNO Update

Progress also continues with development and testing of Hyliion’s KARNO™ generator. Assembly of the first production-scale KARNO generator has been completed and was exhibited in a prototype truck during the recent Advanced Clean Transportation (ACT) Expo in Anaheim, CA last week. The vehicle is capable of being fueled with both hydrogen and renewable natural gas, offering a truly fuel agnostic solution. The company plans to showcase the KARNO truck at its investor conference in Austin on June 27th, where attendees will have a chance to participate in a Ride and Drive event as well as learn more about stationary power applications for the KARNO generator.

Hyzon Collaboration

As reported last quarter, Hyliion and Hyzon Motors are working together to develop a fuel-cell-powered vehicle using Hyliion’s electric powertrain system and Hyzon’s fuel cell technology as the generator. The project remains on track for completion by the end of this year.

Financial Highlights, Operating Expense and 2023 Guidance

In the first quarter, the Company recorded $310 thousand in revenue related to Hybrid sales. The Company’s first quarter operating expenses totaled $31.9 million, $6.3 million higher than a year ago, mainly due to higher research and development spending. Hyliion ended the first quarter with $385 million of cash, short-term and long-term investments, and currently has no plans to raise additional capital.

Updated forward guidance includes total operating expense of approximately $130 million and total cash consumed in operating losses, capital spending and working capital of approximately $150 million for the year, compared to the prior estimate of approximately $200 million.

First Quarter 2023 Conference Call

Hyliion will host a conference call and accompanying webcast at 11:00 a.m. ET / 10:00 a.m. CT on Wednesday, May 10 to discuss its financial and business results, and outlook. The live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Exhibit 99.1
Conference Call Online Registration: https://conferencingportals.com/event/vjUOPPlo
Access the Webcast: https://events.q4inc.com/attendee/357822431

First quarter 2023 financial results for Hyliion Holdings Corp. will also be filed with the SEC on Form 10-Q.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 semi-trucks by being a leading provider of electrified powertrain solutions. Hyliion offers fleets efficient and practical systems to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that can be installed on most major Class 8 semi-trucks, and leverages advanced software algorithms and data analytics to improve overall efficiencies. Hyliion’s goal is to transform the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage the Company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; our ability to disrupt the powertrain market; the effects of our dynamic and proprietary solutions on commercial truck customers; the ability to accelerate the commercialization of the Hypertruck ERX; our ability to meet 2023 and future product milestones; the impact of COVID-19 on long-term objectives; the ability of our solutions to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system, and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 for the year ended December 31, 2022. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans

Exhibit 99.1
could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Product sales and other	$310	$340
Total revenues	310	340
Cost of revenues
Product sales and other	691	2,099
Total cost of revenues	691	2,099
Gross loss	(381)	(1,759)
Operating expenses
Research and development	20,918	15,808
Selling, general and administrative	10,981	9,824
Total operating expenses	31,899	25,632
Loss from operations	(32,280)	(27,391)
Interest income	3,462	285
Gain (loss) on disposal of assets	2	(2)
Other expense, net	(15)	—
Net loss	$(28,831)	$(27,108)

Net loss per share, basic and diluted	$(0.16)	$(0.16)

Weighted-average shares outstanding, basic and diluted	180,118,044	173,584,573

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$85,206	$119,468
Accounts receivable	837	1,136
Inventory	869	74
Prepaid expenses and other current assets	15,282	9,795
Short-term investments	196,768	193,740
Total current assets	298,962	324,213

Property and equipment, net	8,303	5,606
Operating lease right-of-use assets	6,168	6,470
Intangible assets, net	222	200
Other assets	1,674	1,686
Long-term investments	103,433	108,568
Total assets	$418,762	$446,743

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,028	$2,800
Current portion of operating lease liabilities	454	347
Accrued expenses and other current liabilities	10,567	11,535
Total current liabilities	14,049	14,682

Operating lease liabilities, net of current portion	6,525	6,972
Other liabilities	1,581	1,515
Total liabilities	22,155	23,169

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 180,695,572 and 179,826,309 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	18	18
Additional paid-in capital	399,674	397,810
(Accumulated deficit) retained earnings	(3,085)	25,746
Total stockholders’ equity	396,607	423,574
Total liabilities and stockholders’ equity	$418,762	$446,743

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(28,831)	$(27,108)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	524	270
Amortization and accretion of investments, net	(194)	578
Noncash lease expense	302	303
Inventory write-down	231	1,325
(Gain) loss on disposal of assets	(2)	2
Share-based compensation	2,040	1,563
Changes in operating assets and liabilities:
Accounts receivable	299	(695)
Inventory	(1,026)	(1,397)
Prepaid expenses and other assets	(5,313)	98
Accounts payable	215	(4,249)
Accrued expenses and other liabilities	(1,144)	219
Operating lease liabilities	(340)	(212)
Net cash used in operating activities	(33,239)	(29,303)

Cash flows from investing activities
Purchase of property and equipment and other	(2,988)	(209)
Proceeds from sale of property and equipment	2	—
Purchase of investments	(31,394)	(59,234)
Proceeds from sale and maturity of investments	33,533	57,500
Net cash used in investing activities	(847)	(1,943)

Cash flows from financing activities
Proceeds from exercise of common stock options	19	28
Taxes paid related to net share settlement of equity awards	(195)	(120)
Net cash used in financing activities	(176)	(92)

Net decrease in cash and cash equivalents and restricted cash	(34,262)	(31,338)
Cash and cash equivalents and restricted cash, beginning of period	120,133	259,110
Cash and cash equivalents and restricted cash, end of period	$85,871	$227,772